UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2023

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(610) 646-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2023, Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), entered into an at-the-market equity offering Sales Agreement (the “ATM Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time through the Sales Agent up to $40 million of shares of its common stock, par value $0.001 per share (the “Common Stock”), in such share amounts as the Company may specify by notice to the Sales Agent, in accordance with the terms and conditions set forth in the ATM Sales Agreement.

Upon delivery of a placement notice to the Sales Agent and subject to the terms and conditions of the ATM Sales Agreement, sales of the Common Stock, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. Under the ATM Sales Agreement, the Company will set the parameters for the sale of the shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Company is not obligated to sell any shares under the ATM Sales Agreement, and the Company or the Sales Agent may at any time suspend solicitation and offers under the ATM Sales Agreement or terminate the ATM Sales Agreement. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company of the appropriate sources of funding for the Company. The ATM Sales Agreement provides that the Sales Agent will be entitled to compensation for its services of up to 3.0% of the gross sales price per share of the shares sold through the Sales Agent.

The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267595), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2022. The Company filed a prospectus supplement, dated September 22, 2023, with the SEC in connection with the offer and sale of the shares. The Company intends to use the proceeds from any sales for general corporate purposes which may include, among other things, repayment or refinancing of outstanding debt, financing acquisitions or investments, product development, and general working capital purposes.

The ATM Sales Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The above summary of the ATM Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the ATM Sales Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A legal opinion relating to the shares of Common Stock being offered pursuant to the ATM Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated September 22, 2023, by and between Innovative Solutions and Support, Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares to be issued and sold in the offering.

104	Cover Page Interactive Data (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: September 22, 2023	By:	/s/ Michael Linacre
Michael Linacre
Chief Financial Officer